    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999

                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                                  ENRON CORP.
             (Exact name of registrant as specified in its charter)

             OREGON                                         47-0255140
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)
                               -----------------

                          ENRON CORP. 1994 STOCK PLAN
                            (Full title of the plan)

                                 REX R. ROGERS
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                  ENRON CORP.
                               1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                    (Name and address of agent for service)

                                 (713) 853-3069
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
       Title of                  Amount             Proposed maximum          Proposed maximum
   securities to be               to be              offering price               aggregate                 Amount of
      registered               registered             per share(1)            offering price(1)         registration fee
-------------------------- -------------------- ------------------------- -------------------------- ------------------------
Common Stock,
no par value                   15,000,000               $85.0625               $1,275,937,500                 $354,711
                               Shares (2)

=============================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee (based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange composite transactions reporting system on August 5, 1999.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Enron Corp. 1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statements (Nos. 33-60821 and 333-82225) relating to the same employee benefit plan are incorporated by reference in this registration statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

           The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:

EXHIBITS.

  *3.1   -    Amended and Restated Articles of Incorporation of Enron Corp. (Annex E to the Proxy
              Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 - File No.
              333-13791).

  *3.2   -    Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement
              on Form S-3 - File No. 33-60417).

  *3.3   -    Articles of Merger of Enron Corp., an Oregon corporation, and Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement
              on Form S-3 - File No. 33-60417).

  *3.4   -    Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
              Statement on Form S-3 - File No. 33-60417).

  *3.5   -    Form of Series Designation for the Enron Convertible Preferred Stock (Annex F to the Proxy
              Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

 *3.6    -    Form of Series Designation for the Enron 9.142% Preferred Stock (Annex G to the Proxy
              Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

  *3.7   -    Form of Series Designation for the Enron Series A Junior Voting Convertible Preferred Stock (Exhibit
              3.07 to Enron's Registration Statement on Form S-3 - File No. 333-44133).

  *3.8   -    Statement of Resolutions Establishing A Series of Preferred Stock of Enron  Corp. - Mandatorily
              Convertible Single Reset Preferred Stock, Series A (Exhibit 4.01 to Enron's Form 8-K filed on January
              26, 1999).

  *3.9        Statement of Resolutions Establishing A Series of Preferred Stock of Enron  Corp. - Mandatorily
              Convertible Single Reset Preferred Stock, Series B (Exhibit 4.02 to Enron's Form 8-K filed on January
              26, 1999).

  *4     -    Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3 to Enron Corp. Form S-8 Registration Statement
              No. 33-60821).

   5     -    Opinion of James V. Derrick, Jr., Esq., Executive Vice President and General Counsel of Enron Corp.

  23.1   -    Consent of Arthur Andersen LLP.

  23.2   -    Consent of DeGolyer and MacNaughton.

  23.3   -    The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

  24     -    Powers of Attorney of certain directors of Enron Corp.

------------------------------
*  Incorporated by reference as indicated.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of August, 1999.

                                          ENRON CORP.



                                          By:  /s/ RICHARD A. CAUSEY
                                             ---------------------------------
                                               Richard A. Causey
                                               Executive Vice President and
                                               Chief Accounting Officer

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 1st day of July, 1999.

          Signature                                              Title
          ---------                                              -----
     /s/ KENNETH L. LAY                                 Chairman of the Board,
---------------------------------                Chief Executive Officer and Director
        Kenneth L. Lay                                (Principal Executive Officer)


     /s/ RICHARD A. CAUSEY                           Executive Vice President and
---------------------------------                       Chief Accounting Officer
      Richard A. Causey                              (Principal Accounting Officer)


      /s/ ANDREW S. FASTOW                          Executive Vice President and
---------------------------------                      Chief Financial Officer
      Andrew S. Fastow                               (Principal Financial Officer)


     ROBERT A. BELFER *                                        Director
---------------------------------
      Robert A. Belfer


    NORMAN P. BLAKE, JR. *                                     Director
---------------------------------
    Norman P. Blake, Jr.


       RONNIE C. CHAN *                                        Director
---------------------------------
       Ronnie C. Chan


      JOHN H. DUNCAN *                                         Director
---------------------------------
       John H. Duncan


        JOE H. FOY *                                           Director
---------------------------------
         Joe H. Foy


      WENDY L. GRAMM *                                         Director
---------------------------------
       Wendy L. Gramm


      KEN L. HARRISON*                                         Director
---------------------------------
       Ken L. Harrison


    ROBERT K. JAEDICKE *                                       Director
---------------------------------
     Robert K. Jaedicke


   CHARLES A. LeMAISTRE *                                      Director
---------------------------------
    Charles A. LeMaistre


      REBECCA P. MARK *                                        Director
---------------------------------
       Rebecca P. Mark


      JOHN MENDELSOHN *                                        Director
---------------------------------
       John Mendelsohn


      JEROME J. MEYER*                                         Director
---------------------------------
       Jerome J. Meyer


    JEFFREY K. SKILLING *                               Director, President and
---------------------------------                       Chief Operating Officer
     Jeffrey K. Skilling

      JOHN A. URQUHART *                                       Director
---------------------------------
    John A. Urquhart


         JOHN WAKEHAM *                                        Director
---------------------------------
        John Wakeham


  HERBERT S. WINOKUR, JR. *                                    Director
---------------------------------
   Herbert S. Winokur, Jr.



*By:   /s/ REBECCA C. CARTER
---------------------------------
        Rebecca C. Carter
        Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit       Description of Exhibit
-------       ----------------------
  *3.1   -    Amended and Restated Articles of Incorporation of Enron Corp. (Annex E to the Proxy
              Statement/Prospectus included in Enron Corp.'s Registration Statement on Form S-4 - File No.
              333-13791).

  *3.2   -    Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement
              on Form S-3 - File No. 33-60417).

  *3.3   -    Articles of Merger of Enron Corp., an Oregon corporation, and Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration Statement
              on Form S-3 - File No. 33-60417).

  *3.4   -    Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
              Statement on Form S-3 - File No. 33-60417).

  *3.5   -    Form of Series Designation for the Enron Convertible Preferred Stock (Annex F to the Proxy
              Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

 *3.6    -    Form of Series Designation for the Enron 9.142% Preferred Stock (Annex G to the Proxy
              Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

  *3.7   -    Form of Series Designation for the Enron Series A Junior Voting Convertible Preferred Stock (Exhibit
              3.07 to Enron's Registration Statement on Form S-3 - File No. 333-44133).

  *3.8   -    Statement of Resolutions Establishing A Series of Preferred Stock of Enron  Corp. - Mandatorily
              Convertible Single Reset Preferred Stock, Series A (Exhibit 4.01 to Enron's Form 8-K filed on January
              26, 1999).

  *3.9        Statement of Resolutions Establishing A Series of Preferred Stock of Enron  Corp. - Mandatorily
              Convertible Single Reset Preferred Stock, Series B (Exhibit 4.02 to Enron's Form 8-K filed on January
              26, 1999).

  *4     -    Enron Corp. 1994 Stock Plan, as amended (Exhibit 4.3 to Enron Corp. Form S-8 Registration Statement
              No. 33-60821).

   5     -    Opinion of James V. Derrick, Jr., Esq., Executive Vice President and General Counsel of Enron Corp.

  23.1   -    Consent of Arthur Andersen LLP.

  23.2   -    Consent of DeGolyer and MacNaughton.

  23.3   -    The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

  24     -    Powers of Attorney of certain directors of Enron Corp.

------------------------------
*  Incorporated by reference as indicated.